UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

525 University Ave., Suite 700

Palo Alto, California 94301

(Address of principal executive offices including zip code)

(650) 289-3060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information and definitions set forth under Item 2.03 of this report on Form 8-K are hereby incorporated in Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 1, 2005, Hercules Funding Trust I (the “Trust”), a trust formed by Hercules Funding I LLC (“Hercules Funding”), a special-purpose bankruptcy remote subsidiary of Hercules Technology Growth Capital, Inc. (“Hercules”), Hercules Funding and Hercules entered into a $100,000,000 securitized receivables funding facility (the “Receivables Facility”) backed by a revolving pool of borrowing loans originated by Hercules (“Borrowing Loans”).

In connection with the Receivables Facility, Hercules, Hercules Funding and/or the Trust entered into the following agreements: (i) a Loan Sale Agreement dated as of August 1, 2005 (the “Loan Sale Agreement”), pursuant to which Hercules will sell from time to time certain Borrowing Loans, along with related collateral, to Hercules Funding; (ii) a Sale and Servicing Agreement dated as of August 1, 2005 (the “Sale and Servicing Agreement”), pursuant to which Hercules Funding will convey such Borrowing Loans and related collateral to the Trust; (iii) an Indenture dated as of August 1, 2005 (the “Indenture”), pursuant to which the Trust issued a note (the “Note”) and under which U.S. Bank National Association will act as indenture trustee; and (iv) a Note Purchase Agreement dated as of August 1, 2005 (the “Note Purchase Agreement”) pursuant to which Citigroup Capital Markets Realty Corp., an affiliate of Citigroup Capital Markets, purchased the Note. The summary of the Loan Sale Agreement, Sale and Servicing Agreement, Indenture and Note Purchase Agreement set forth in this Item 2.03 is qualified in its entirety by reference to the text of the agreements which are filed as Exhibits 99.3 through 99.6 and are incorporated by reference herein.

Pursuant to the terms of the Note Purchase Agreement, and subject to certain conditions customary for transactions of this nature, the Trust may borrow pursuant to the Note a maximum of $100,000,000. The interest rate applicable to the Note will be at the one month London interbank offered rate (“LIBOR”), plus 1.65 percent per annum for the relevant period. Hercules has guaranteed the payment of principal when due on the Note up to 10% of the principal amount of the Note.

In connection with the securitization facility, Hercules, Hercules Funding I LLC and the Trust have made representations and warranties regarding the loans as well as their businesses and properties and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar securitized facilities. The securitization facility also includes usual and customary limited recourse, early amortization events and events of default for securitized facilities of this nature. Hercules will act as servicer of the Borrowing Loans and will retain a residual interest through its ownership of Hercules Funding in the Borrowing Loans transferred to the Trust.

In connection with the Receivables Facility, Hercules entered into an amendment (the “Amendment”) under its existing credit facility with Alcmene Funding, L.L.C. (the “Existing Credit Facility”), which Amendment amends the credit agreement and pledge and security agreement with Alcmene Funding, L.L.C. to permit the transactions contemplated by the Receivables Facility. The Amendment also modifies the interest rate and maturity date applicable to loans under the Existing Credit Facility. Pursuant to the amended credit agreement the outstanding principal amount of loans will bear interest at a rate of 8% through July 31, 2005, at a rate of LIBOR plus 5.6% for the period from August 1, 2005 through December 31, 2005, and at a rate of 13.5% from January 1, 2006 through maturity. The maturity date is April 12, 2006. The summary of the Amendment set forth in this Item 2.03 is qualified in its entirety by reference to the text of the Amendment which is filed as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release issued by Hercules Technology Growth Capital, Inc. dated August 3, 2005.

99.2	First Amendment to Credit and Pledge and Security Agreement dated as of August 1, 2005.

99.3	Loan Sale Agreement dated as of August 1, 2005.

99.4	Sale and Servicing Agreement dated as of August 1, 2005.

99.5	Indenture dated as of August 1, 2005.

99.6	Note Purchase Agreement dated as August 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/S/ MANUEL HENRIQUEZ
Name: Manuel Henriquez Title: Chief Executive Officer

Date: August 4, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release issued by Hercules Technology Growth Capital, Inc. on August 3, 2005.

99.2	First Amendment to Credit and Pledge and Security Agreement dated as of August 1, 2005.

99.3	Loan Sale Agreement dated as of August 1, 2005.

99.4	Sale and Servicing Agreement dated as of August 1, 2005.

99.5	Indenture dated as of August 1, 2005.

99.6	Note Purchase Agreement dated as August 1, 2005.